Exhibit 35.b

    [LOGO] Deutsche Bank
                                                 1761 East St. Andrew Place
                                                 Santa Ana, CA  92705-4934

                                                          Tel 714 247 6000
                                                          Fax 714 247 6009

                  Deutsche Bank Trust Company Americas

                       Statement of Compliance
                       -----------------------

     The undersigned, a duly authorized officer of Deutsche Bank Trust Company Americas ("DBTCA"), hereby certifies as follows for the calendar year
2007 or applicable portion thereof (the "Reporting Period"):

      (a) a review of DBTCA's activities as Certificate Administrator and Paying Agent under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

      (b) to the best of my knowledge, based on such review, DBTCA has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period.

Dated:  March 19, 2008


                                       /s/ Michael Boyle
                                       ---------------------------
                                       Name:  Michael Boyle
                                       Title:  Authorized Signer
                                       Deutsche Bank Trust Company Americas



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                             Schedule A
                             ----------

                    List of Servicing Agreement(s)

COMM 2007-C9 MORTGAGE TRUST             Pooling and Servicing Agreement,
                                        Dated as of August 1, 2007, by and
                                        among Deutsche Mortgage & Asset
                                        Receiving Corporation, as depositor,
                                        Capmark Finance Inc., as a master
                                        servicer, KeyCorp Real Estate Capital
                                        Markets, Inc., as a master servicer,
                                        LNR Partners, Inc., as special
                                        servicer, Wells Fargo Bank, N.A., as
                                        trustee and custodian, and DBTCA, as
                                        certificate administrator and paying
                                        agent

CD 2007-CD5 MORTGAGE TRUST              Pooling and Servicing Agreement,
                                        Dated as of November 1, 2007, by
                                        and among Deutsche Mortgage & Asset
                                        Receiving Corporation, as depositor,
                                        Capmark Finance Inc., as a master
                                        servicer, Wachovia Bank, National
                                        Association, as a master servicer,
                                        LNR Partners, Inc., as special
                                        servicer, Wells Fargo Bank, N.A.,
                                        as trustee and custodian, and DBTCA,
                                        as certificate administrator and
                                        paying agent